EXHIBIT 2.2

(Exhibit 1A-2B to Form 1-A)

BYLAWS
OF
POWER ULTRA INC.

a Delaware corporation

Adopted effective as of November 21, 2025

These Bylaws (these "Bylaws") of Power Ultra Inc., a corporation organized under the General Corporation Law of the State of Delaware (the "Corporation"), are adopted and shall govern the business, affairs and internal management of the Corporation, subject in all respects to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time (the "Certificate of Incorporation"), and to the General Corporation Law of the State of Delaware (the "DGCL"). In the event of any conflict between these Bylaws and the Certificate of Incorporation or the DGCL, the Certificate of Incorporation or the DGCL, as applicable, shall control.

ARTICLE I -- OFFICES

Section 1.  Registered Office and Registered Agent.  The registered office of the Corporation in the State of Delaware, and the name of the registered agent of the Corporation at that address, shall be as set forth in the Certificate of Incorporation. The Board of Directors may change the registered office or the registered agent of the Corporation at any time in the manner provided by the DGCL, and no amendment of these Bylaws shall be required to give effect to any such change.

Section 2.  Principal Executive Office.  The principal executive office of the Corporation is located at 8 The Green, Suite B, Dover, Kent County, Delaware 19901. The Board of Directors may relocate the principal executive office to any other location within or outside the State of Delaware.

Section 3.  Other Offices.  The Corporation may also establish and maintain such other offices and places of business, within or outside the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II -- STOCKHOLDERS

Section 1.  Annual Meeting.  An annual meeting of stockholders shall be held for the election of directors and for the transaction of such other business as may properly come before the meeting, on such date and at such time as the Board of Directors shall designate. If the annual meeting is not held within thirteen (13) months after the later of the Corporation's last annual meeting of stockholders or the last action by written consent to elect directors in lieu of an annual meeting, the Court of Chancery may summarily order a meeting to be held upon the application of any stockholder or director in accordance with Section 211(c) of the DGCL. The failure to hold an annual meeting at the designated time shall not affect the validity of any corporate action.

Section 2.  Special Meetings.  Special meetings of stockholders may be called at any time by the Board of Directors, by the Chairman of the Board (if any), by the Chief Executive Officer, or by the holders of record of not less than a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors. Business transacted at any special meeting shall be limited to the purpose or purposes stated in the notice of such meeting.

Section 3.  Place of Meetings; Remote Communication.  Meetings of stockholders shall be held at such place, within or outside the State of Delaware, as may be designated by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place and shall instead be held solely by means of remote communication, in accordance with Section 211(a)(2) of the DGCL.

Section 4.  Notice of Meetings.  Except as otherwise required by the DGCL, notice of each meeting of stockholders stating the place (if any), date and hour of the meeting, the means of remote communication (if any) by which stockholders may be deemed present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining stockholders entitled to notice of the meeting), and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. Notice may be given in writing, by electronic mail or by any other form of electronic transmission permitted by, and in the manner provided in, Section 232 of the DGCL.

Section 5.  Waiver of Notice.  A written waiver of notice, signed by the person entitled to notice, or a waiver by electronic transmission by such person, whether given before or after the time of the meeting stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 6.  Quorum.  The holders of a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation entitled to vote at a meeting of stockholders, present in person or represented by proxy, shall constitute a quorum for the transaction of business at such meeting, except as otherwise required by the DGCL or the Certificate of Incorporation. Where a separate vote by a class or series is required, the holders of a majority of the voting power of the outstanding shares of such class or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote.

Section 7.  Adjournment.  Whether or not a quorum is present, the chairman of the meeting or the holders of a majority of the voting power present in person or represented by proxy and entitled to vote at the meeting may adjourn the meeting from time to time. If the time and place (if any) of the adjourned meeting and the means of remote communication (if any) are announced at the meeting at which the adjournment is taken, no notice of the adjourned meeting need be given, unless the adjournment is for more than thirty (30) days or a new record date is fixed for the adjourned meeting, in which case notice shall be given to each stockholder of record entitled to vote at the adjourned meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

Section 8.  Voting.  Except as otherwise provided by the DGCL or the Certificate of Incorporation, each stockholder shall be entitled to one (1) vote for each share of capital stock held of record by such stockholder as of the applicable record date, and no stockholder shall be entitled to cumulate votes. Directors shall be elected by a plurality of the votes cast at any meeting at which a quorum is present. All other matters shall be determined by the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the subject matter, unless a greater vote is required by the DGCL, the Certificate of Incorporation or these Bylaws.

Section 9.  Proxies.  Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, executed in writing by the stockholder or by such stockholder's duly authorized attorney-in-fact, or transmitted by electronic means in accordance with Section 212 of the DGCL. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be revocable unless it states that it is irrevocable and is coupled with an interest sufficient in law to support an irrevocable power.

Section 10.  Action by Written Consent.  Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Consents may be delivered by electronic transmission to the extent permitted by, and in accordance with, Section 228 of the DGCL. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting.

Section 11.  Record Dates.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, the Board of Directors may fix a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) days prior to such action. If no record date is fixed, the record date shall be determined in accordance with Sections 213 and 228 of the DGCL.

Section 12.  List of Stockholders.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, in the manner provided by Section 219 of the DGCL.

Section 13.  Organization and Conduct of Meetings.  Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman, by the Chief Executive Officer, or in the absence of both, by a chairman designated by the Board of Directors or elected by the stockholders present. The Secretary, or in the absence of the Secretary a person designated by the chairman of the meeting, shall act as secretary of the meeting. The chairman of the meeting shall have the authority to establish rules and procedures for the conduct of the meeting as the chairman deems appropriate.

Section 14.  Inspectors of Election.  The Corporation may, and to the extent required by the DGCL shall, appoint one or more inspectors of election to act at any meeting of stockholders and to make a written report thereof. Each inspector shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector's ability.

ARTICLE III -- BOARD OF DIRECTORS

Section 1.  General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by the DGCL, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders.

Section 2.  Number and Qualification.  The Board of Directors shall consist of one (1) or more directors, the exact number to be fixed from time to time by resolution of the Board of Directors. No decrease in the authorized number of directors shall shorten the term of any incumbent director. Directors need not be stockholders of the Corporation or residents of the State of Delaware.

Section 3.  Election, Term of Office and Classification.  The Board of Directors shall not be classified, and all directors shall be elected annually for a term of one (1) year. Each director shall hold office until the next annual meeting of stockholders and until such director's successor is elected and qualified, or until such director's earlier death, resignation or removal.

Section 4.  Resignation.  Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. A resignation shall be effective upon delivery unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Acceptance of a resignation shall not be necessary to make it effective.

Section 5.  Removal.  Subject to Section 141(k) of the DGCL, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the voting power of the shares then entitled to vote at an election of directors.

Section 6.  Vacancies and Newly Created Directorships.  Unless otherwise provided in the Certificate of Incorporation, vacancies on the Board of Directors resulting from death, resignation, removal or otherwise, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, or by the stockholders. A director so chosen shall hold office until the next annual meeting of stockholders and until such director's successor is elected and qualified, or until such director's earlier death, resignation or removal.

Section 7.  Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such times and at such places, within or outside the State of Delaware, as the Board of Directors may from time to time determine.

Section 8.  Special Meetings; Notice.  Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or any director. Notice of the time and place of each special meeting shall be given to each director at least twenty-four (24) hours before the meeting if given personally, by telephone, by electronic mail or by other electronic transmission, or at least three (3) days before the meeting if given by mail. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice.

Section 9.  Waiver of Notice.  A written waiver of notice, signed by the director entitled to notice, or a waiver by electronic transmission by such director, whether given before or after the time of the meeting stated therein, shall be deemed equivalent to notice. Attendance of a director at a meeting shall constitute a waiver of notice, except where the director attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 10.  Quorum and Voting.  A majority of the total number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise required by the DGCL, the Certificate of Incorporation or these Bylaws. If the Board of Directors consists of a sole director, that director shall constitute a quorum and the act of that director shall be the act of the Board of Directors. If a quorum is not present at any meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting.

Section 11.  Participation by Remote Communication.  Members of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at the meeting.

Section 12.  Action Without a Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission. Such consents shall be filed with the minutes of proceedings of the Board of Directors or committee.

Section 13.  Committees.  The Board of Directors may designate one or more committees, each consisting of one or more directors, and may delegate to any such committee such powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as the Board of Directors may determine, subject to the limitations set forth in Section 141(c) of the DGCL. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. The Board of Directors may dissolve any committee at any time.

Section 14.  Compensation of Directors.  The Board of Directors shall have the authority to fix the compensation of directors, including reimbursement of reasonable expenses incurred in attending meetings of the Board of Directors or any committee thereof. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 15.  Interested Director Transactions.  No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other entity in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for that reason, or solely because such director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, if the requirements of Section 144 of the DGCL are satisfied.

ARTICLE IV -- OFFICERS

Section 1.  Officers.  The officers of the Corporation shall consist of a Chief Executive Officer, a Chief Financial Officer and a Secretary, and may include a Chairman of the Board, a President, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as the Board of Directors may from time to time appoint. Any number of offices may be held by the same person, and no officer need be a director or a stockholder of the Corporation.

Section 2.  Election and Term of Office.  The officers of the Corporation shall be elected by the Board of Directors and shall hold office until their successors are elected and qualified or until their earlier death, resignation or removal. Each officer shall serve at the pleasure of the Board of Directors.

Section 3.  Removal, Resignation and Vacancies.  Any officer may be removed, with or without cause, at any time by the Board of Directors, without prejudice to the contract rights, if any, of such officer. Any officer may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Any vacancy in any office may be filled by the Board of Directors.

Section 4.  Chief Executive Officer.  The Chief Executive Officer shall have general supervision, direction and control of the business and affairs of the Corporation, subject to the direction of the Board of Directors. The Chief Executive Officer shall preside at meetings of stockholders in the absence of the Chairman of the Board, shall have the authority to execute contracts, agreements, instruments and other documents on behalf of the Corporation, and shall perform such other duties as may be assigned by the Board of Directors.

Section 5.  President.  The President, if one is elected and if the office is held by a person other than the Chief Executive Officer, shall have such powers and perform such duties as may be assigned by the Board of Directors or the Chief Executive Officer.

Section 6.  Chief Financial Officer.  The Chief Financial Officer shall have custody of the funds and securities of the Corporation, shall keep or cause to be kept full and accurate books and records of account, shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors, and shall render to the Chief Executive Officer and the Board of Directors, upon request, an account of the financial condition of the Corporation. The Chief Financial Officer shall perform such other duties as may be assigned by the Board of Directors.

Section 7.  Secretary.  The Secretary shall keep or cause to be kept the minutes of all meetings of the stockholders and of the Board of Directors and any committee thereof, shall give or cause to be given all notices required by these Bylaws or by law, shall have custody of the corporate records and, if one is adopted, the corporate seal, shall keep or cause to be kept the stock ledger of the Corporation, and shall perform such other duties as may be assigned by the Board of Directors or the Chief Executive Officer.

Section 8.  Other Officers.  Each other officer of the Corporation shall have such powers and perform such duties as may be assigned by the Board of Directors or by the Chief Executive Officer.

Section 9.  Compensation.  The compensation of officers of the Corporation shall be fixed by the Board of Directors or by a committee to which the Board of Directors has delegated such authority.

Section 10.  Execution of Instruments; Checks and Drafts.  All contracts, agreements, instruments, deeds, conveyances and other documents of the Corporation may be executed on behalf of the Corporation by the Chief Executive Officer, the Chief Financial Officer, or by such other officer, employee or agent as the Board of Directors may from time to time authorize. All checks, drafts, notes and other orders for the payment of money or evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or such other person or persons, as the Board of Directors may from time to time designate.

ARTICLE V -- SHARES

Section 1.  Certificated and Uncertificated Shares.  The shares of capital stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof the written statement required by Sections 151(f) and 158 of the DGCL.

Section 2.  Form and Signature of Certificates.  Every holder of certificated shares shall be entitled to a certificate signed by, or in the name of the Corporation by, any two authorized officers of the Corporation, certifying the number of shares owned by such holder. Any or all of the signatures on a certificate may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer at the date of issue.

Section 3.  Transfer of Shares.  Transfers of shares of capital stock of the Corporation shall be made on the books of the Corporation only (a) in the case of certificated shares, upon surrender to the Corporation or its transfer agent of a certificate for such shares, duly endorsed or accompanied by a duly executed stock power or other proper evidence of succession, assignment or authority to transfer, and (b) in the case of uncertificated shares, upon receipt of proper transfer instructions from the registered owner thereof. All transfers shall be subject to the Certificate of Incorporation, these Bylaws, any applicable agreement to which the Corporation is a party, and all applicable federal and state securities laws.

Section 4.  Restrictive Legends.  The Corporation may place upon any certificate representing shares of capital stock of the Corporation, or upon the books and records of the Corporation with respect to uncertificated shares, such legends or notations as the Board of Directors deems necessary or appropriate to reflect restrictions on transfer imposed by applicable federal or state securities laws, the Certificate of Incorporation, these Bylaws or any agreement to which the Corporation is a party.

Section 5.  Registered Stockholders.  The Corporation shall be entitled to recognize the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner, and to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation has express or other notice thereof, except as otherwise required by the DGCL.

Section 6.  Lost, Stolen or Destroyed Certificates.  The Corporation may issue a new certificate or uncertificated shares in place of any certificate previously issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. The Board of Directors may require the owner of such lost, stolen or destroyed certificate, or such owner's legal representative, to give the Corporation a bond or other security sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of such certificate or the issuance of such replacement.

Section 7.  Transfer Agent and Registrar.  The Board of Directors may appoint one or more transfer agents, transfer clerks or registrars for the shares of capital stock of the Corporation, and may require all certificates to bear the signature of any such transfer agent or registrar. The Corporation shall not be required to appoint a transfer agent or registrar.

Section 8.  Record Date.  The provisions of Article II, Section 10 of these Bylaws shall govern the fixing of record dates with respect to shares of capital stock of the Corporation.

Section 9.  Dividends.  Subject to the Certificate of Incorporation and Section 170 of the DGCL, the Board of Directors may declare and the Corporation may pay dividends upon the shares of its capital stock out of funds legally available therefor. Dividends may be paid in cash, in property or in shares of the capital stock of the Corporation. Before payment of any dividend, the Board of Directors may set aside out of any funds of the Corporation available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, or for such other purposes as the Board of Directors shall deem to be in the best interests of the Corporation.

ARTICLE VI -- INDEMNIFICATION

Section 1.  Indemnification of Directors and Officers.  The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, each person who was or is a party or is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that such person is or was a director or an officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, member, manager, trustee, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise (each, an "Indemnitee"), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith.

Section 2.  Scope of Indemnification.  The indemnification provided under this Article VI is intended to cover, and shall be construed to cover, liabilities arising from at least the negligence and gross negligence of an Indemnitee, to the fullest extent permitted by the DGCL.

Section 3.  Advancement of Expenses.  The Corporation shall pay the expenses (including attorneys' fees) incurred by an Indemnitee in defending any Proceeding in advance of its final disposition; provided, however, that such advancement shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such Indemnitee to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Article VI or otherwise.

Section 4.  Proceedings Initiated by an Indemnitee.  Notwithstanding anything to the contrary in this Article VI, the Corporation shall not be obligated to indemnify or advance expenses to an Indemnitee in connection with a Proceeding initiated by such Indemnitee, unless such Proceeding was authorized in advance by the Board of Directors or unless such Proceeding is brought to enforce rights under this Article VI.

Section 5.  Right of Indemnitee to Bring Suit.  If a claim for indemnification under Section 1 of this Article VI is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, or if a claim for advancement of expenses is not paid in full within twenty (20) days after a written claim and the required undertaking have been received by the Corporation, the Indemnitee may bring suit against the Corporation to recover the unpaid amount and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such suit.

Section 6.  Non-Exclusivity of Rights.  The rights conferred by this Article VI shall not be exclusive of any other right that any person may have or hereafter acquire under the DGCL, the Certificate of Incorporation, these Bylaws, any agreement, any vote of stockholders or disinterested directors, or otherwise.

Section 7.  Insurance.  The Corporation may purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation in any such capacity with another enterprise, against any liability asserted against such person and incurred by such person in any such capacity, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL or this Article VI.

Section 8.  Indemnification of Employees and Agents.  The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent permitted by the DGCL.

Section 9.  Indemnification Agreements.  The Board of Directors is authorized to cause the Corporation to enter into indemnification agreements with any director, officer, employee or agent of the Corporation, providing for indemnification and advancement of expenses on terms not inconsistent with the DGCL, which agreements may be in addition to the rights provided under this Article VI.

Section 10.  Survival; Effect of Amendment.  The rights conferred by this Article VI shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person. Any repeal or amendment of this Article VI shall be prospective only and shall not adversely affect any right or protection existing at the time of such repeal or amendment with respect to any act or omission occurring prior thereto.

Section 11.  Limitation of Liability.  To the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. Any repeal or amendment of this Section shall be prospective only.

ARTICLE VII -- CORPORATE RECORDS

Section 1.  Books and Records.  The Corporation shall keep correct and complete books and records of account, minutes of the proceedings of its stockholders, Board of Directors and any committee of the Board of Directors, and a stock ledger recording the names and addresses of its stockholders and the number, class and series of shares held by each. Such books and records may be kept at the principal executive office of the Corporation or at such other place or places, within or outside the State of Delaware, as the Board of Directors may from time to time determine.

Section 2.  Form of Records.  Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or by means of, or be in the form of, any information storage device, method or one or more electronic networks or databases, in accordance with Section 224 of the DGCL, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

Section 3.  Inspection by Stockholders.  Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, list of stockholders and other books and records, and to make copies or extracts therefrom, in the manner and subject to the conditions set forth in Section 220 of the DGCL.

Section 4.  Inspection by Directors.  Any director shall have the right to examine the Corporation's stock ledger, list of stockholders and other books and records for a purpose reasonably related to such director's position as a director, in accordance with Section 220(d) of the DGCL.

Section 5.  Corporate Seal.  The Board of Directors may adopt a corporate seal, which shall be in such form as the Board of Directors may approve. The failure to affix the corporate seal to any instrument shall not affect the validity of such instrument.

Section 6.  Reports to Stockholders.  The Board of Directors may, but shall not be required to, cause to be furnished to stockholders such financial statements and other reports as the Board of Directors deems appropriate. So long as the Corporation is subject to the ongoing reporting obligations of Rule 257 under Regulation A promulgated under the Securities Act of 1933, as amended, reports filed with the Securities and Exchange Commission and made publicly available shall satisfy any obligation of the Corporation under this Section.

ARTICLE VIII -- FISCAL YEAR

Section 1.  Fiscal Year.  The fiscal year of the Corporation shall end on July 31 of each year.

Section 2.  Change of Fiscal Year.  The Board of Directors may change the fiscal year of the Corporation by resolution, subject to applicable law and to the reporting requirements of the Securities and Exchange Commission then applicable to the Corporation.

ARTICLE IX -- AMENDMENTS

Section 1.  Amendment by Stockholders.  These Bylaws may be adopted, amended or repealed, and new bylaws may be adopted, by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

Section 2.  Amendment by the Board of Directors.  To the extent that the power to adopt, amend or repeal bylaws is conferred upon the Board of Directors by the Certificate of Incorporation in accordance with Section 109(a) of the DGCL, the Board of Directors may also adopt, amend or repeal these Bylaws. The conferral of such power upon the Board of Directors shall not divest the stockholders of the power, nor limit their power, to adopt, amend or repeal bylaws.

Section 3.  Conflicts.  In the event of any conflict or inconsistency between any provision of these Bylaws and any provision of the Certificate of Incorporation or the DGCL, the provision of the Certificate of Incorporation or the DGCL, as applicable, shall govern and control, and the conflicting provision of these Bylaws shall be deemed modified to the minimum extent necessary to eliminate such conflict.

CERTIFICATE OF ADOPTION

The undersigned, being the sole director of Power Ultra Inc., a Delaware corporation (the "Corporation"), hereby certifies that the foregoing Bylaws were duly adopted as the Bylaws of the Corporation by action of the Board of Directors of the Corporation, and that the same remain in full force and effect as of the date set forth below.

Dated: November 21, 2025

/s/ SIMON ZHAO
Simon ZHAO
Sole Director
Power Ultra Inc.